Exhibit 99.1

The LGL Group, Inc. to Host an Investor Conference Call on Thursday,
August 9, 2012, at 11:00 a.m. ET to Discuss Q2 2012 Earnings Results

Earnings results to be published on Wednesday, August 8th

ORLANDO, FL, July 30, 2012 - The LGL Group, Inc. (NYSE Amex: LGL) (the "Company"), announced that management will hold an investor conference call on Thursday, August 9, 2012 at 11:00 a.m. ET.  The purpose of the call is to discuss the Company's second quarter and year-to-date 2012 earnings results, current business activities and strategy.  A detailed announcement covering the Company's Q2 2012 earnings will be issued after market close on Wednesday, August 8, 2012.
The investor conference call will be held directly following the 2012 Annual Meeting of Stockholders, which will be held earlier that morning at 9:00 a.m. ET, at the Union League Club, 38 East 37th Street, New York, NY 10016.  A conference room will be available after the Annual Meeting for stockholders who would like to attend the investor conference call.
Presentation materials will be available on the LGL website: www.lglgroup.com.
Participants are invited to "attend" the online meeting using Conferencing Center LIVE; or access the conference call at (800) 894-5910 for domestic callers and (785) 424-1052 for international callers.  The participant code is LGLIR809.
To attend the event, participants are asked to click on the following link: Join the meeting.  Participants may also copy and paste the following information into their web browser: https://www.livemeeting.com/cc/conferencingevent/join.

The meeting ID is: LGLIR809; the entry code is: ATTEND.

About The LGL Group, Inc.

The LGL Group, Inc., through its wholly-owned subsidiary MtronPTI, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits.  These devices are used extensively in electronic systems for military applications, avionics, earth-orbiting satellites, medical devices, instrumentation, industrial devices and global positioning systems.  They are also used in infrastructure equipment for the telecommunications and network equipment industries.  The Company has operations in Orlando, Florida, Yankton, South Dakota and Noida, India, and sales offices in Hong Kong and Shanghai, China.

For more information on the Company and its products and services, contact LaDuane Clifton at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit the Company's Web site: www.lglgroup.com.

Caution Concerning Forward Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors.  More detailed information about those factors is contained in The LGL Group's filings with the U.S. Securities and Exchange Commission.

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Contact

R. LaDuane Clifton
The LGL Group, Inc.
lclifton@lglgroup.com
(407) 298-2000